Exhibit 10.2

EXECUTION VERSION
US SECURITY AGREEMENT
US SECURITY AGREEMENT, dated as of October 13, 2010 (this “Agreement”), among CAREY INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A hereto (each such subsidiary, individually, a “US Subsidiary Grantor” and, collectively, the “US Subsidiary Grantors”; and, together with Holdings and the Company, collectively, the “US Grantors”), and UBS AG, STAMFORD BRANCH, as US collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “US Collateral Agent”).
WITNESSETH:
WHEREAS, (1) Holdings and the Borrowers have entered into a Revolving Credit Agreement, dated as of October 13, 2010 (the “Credit Agreement”), with the banks, financial institutions and other institutional lenders and investors from time to time parties thereto (each individually a “Lender” and collectively, the “Lenders”), UBS AG, STAMFORD BRANCH, as US Administrative Agent, US Collateral Agent, and a Letter of Credit Issuer, UBS AG, CANADA BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent, WELLS FARGO CAPITAL FINANCE, LLC, as Co-Collateral Agent and a Letter of Credit Issuer, DEUTSCHE BANK AG NEW YORK BRANCH, as a Letter of Credit Issuer, DEUTSCHE BANK AG CANADA BRANCH, as a Letter of Credit Issuer and UBS LOAN FINANCE LLC, as Swingline Lender, pursuant to which the Lenders have severally agreed to make loans to the Borrowers and the Letter of Credit Issuers have agreed to issue letters of credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein, (2) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party and (3) one or more Hedge Banks may from time to time enter into Secured Hedging Agreements with any Credit Party (clauses (1), (2) and (3) collectively, the “Extensions of Credit”);
WHEREAS, pursuant to the US Guarantee, dated as of October 13, 2010 (the “US Guarantee”), each of the US Grantors (other than the US Borrowers in respect of their own obligations) have agreed to guarantee to the US Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;
WHEREAS, pursuant to the Canadian Guarantee, dated as of October 13, 2010 (the “Canadian Guarantee”), each of the Canadian Borrowers (other than in respect of their own obligations) and their subsidiaries party thereto have agreed to guarantee to the Canadian Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Obligations;
WHEREAS, it is a condition precedent to the obligations of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the US Grantors shall have executed and delivered this Agreement to the US Collateral Agent, for the benefit of the Secured Parties; and
WHEREAS, the US Grantors acknowledge that they will derive substantial direct and indirect benefit from the Extensions of Credit and have agreed to secure their obligations with respect thereto pursuant to this Agreement, on a first priority basis (subject to Permitted Liens and the terms of the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Agents, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrowers under the Credit Agreement, to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party and to induce one or more Hedge Banks to enter into Secured Hedging Agreements with each Credit Party, the US Grantors hereby agree with the US Collateral Agent, for the benefit of the Secured Parties, as follows:
1. Defined Terms.
(a) (i) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Credit Agreement and (ii) all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein or in the Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the NY UCC, shall have the meaning specified in Article 9 thereof).
(b) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.
(c) The following terms shall have the following meanings:
“After-Acquired Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.1(c).
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Borrowers” shall have the meaning assigned to such term in the recitals hereto.
“Canadian Guarantee” shall have the meaning assigned to such term in the recitals hereto.
“Collateral” shall have the meaning assigned to such term in Section 2.
“Collateral Account” shall mean any collateral account established by the US Collateral Agent as provided in Section 5.1.
“Company” shall have the meaning assigned to such term in the preamble hereto.
“Copyrights” shall mean all (a) registered copyright rights in the United States, including copyrights in computer software and the content thereof, and internet web sites, (b) registrations, recordings and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and (c) rights to obtain all renewals thereof.
“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
“Deposit Account Control Agreement” shall mean an agreement among the US Collateral Agent, any US Grantor and the relevant depository bank, in form and substance reasonably satisfactory to the US Collateral Agent, granting control of such US Grantor’s Deposit Accounts maintained at such depository bank in accordance with Section 9-104 of the Uniform Commercial Code in effect in the jurisdiction of such depository bank.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC, now or hereafter owned by any US Grantor or to which any US Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any US Grantor or to which any US Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Excluded Accounts” shall mean any accounts specified in Section 9.16(b)(iv) of the Credit Agreement.
“Excluded Assets” shall mean (a) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any Applicable Law or requires consent not obtained of any Governmental Authority pursuant to Applicable Law, (b) any Subject Property, (c) any Excluded Capital Stock, (d) any assets or property that is subject to a Lien permitted pursuant to Section 10.2(c) of the Credit Agreement to the extent the documents relating to such Lien would not permit such assets or property to be subject to the Liens created by this Agreement and the other Credit Documents; provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, such assets or property shall cease to be an Excluded Asset, (e) any Vehicles and other assets subject to certificates of title the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (f) assets to the extent a security interest in such assets would result in costs or consequences (including material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar Applicable Law in any applicable jurisdiction) as reasonably determined by the Company and with the consent of the US Collateral Agent (such consent not to be unreasonably withheld or delayed) with respect to the granting or perfection of a security interest that is excessive in view of the benefits to be obtained by the Secured Parties, (g) any intellectual property, including United States intent-to-use trademark applications, to the extent that and for so long as the creation of a security interest therein would invalidate or impair the enforceability or validity of the US Grantor’s right, title or interest therein, (h) Excluded Accounts, (i) any property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary, (j) any property included in the definition of “Collateral” in the US Pledge Agreement and (k) proceeds and products from any and all of the of the foregoing Excluded Assets described in clause (a) through (j), unless such proceeds would otherwise constitute Collateral; provided, however, that Excluded Assets will not include (i) any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (a) (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Assets) and (ii) any asset of the US Grantors that secures obligations with respect to Notes Priority Collateral.
“Exclusive IP Agreements” shall have the meaning assigned to such term in Section 3.2(a).
“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC and, in any event, including with respect to any US Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such US Grantor is a party or under which such US Grantor has any right, title or interest or to which such US Grantor or any property of such US Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such US Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such US Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such US Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such US Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Grantors” shall have the meaning assigned to such term in the preamble hereto.
“Holdings” shall have the meaning assigned to such term in the preamble hereto.
“Intellectual Property Collateral” shall mean the Collateral constituting United States Patents, United States Trademarks and United States Copyrights set forth in Schedules 1 and 2 hereto.
“Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 4.4(e).
“IP Agreements” shall mean any and all agreements, permits, consents, orders and franchises, now or hereafter in effect, relating to the license, development, use, manufacture, distribution, sale or disclosure of any United States Copyrights, United States Patents or United States Trademarks to which any US Grantor, now or hereafter, is a party.
“Lenders” shall have the meaning assigned to such term in the recitals hereto.
“Notes Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Notes Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Notes Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
“NY UCC” shall have the meaning assigned to such term in Section 1(a)(ii).
“Other Pari Passu Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Patents” shall mean (a) patent registrations, statutory invention registrations, utility models, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and in the case of (a) and (b), all the inventions disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Permitted Lien” shall mean any Lien on the Collateral expressly permitted to be granted pursuant to the Credit Agreement, including, without exception, pursuant to the definition of “Permitted Liens” therein and Section 10.2 thereof.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any US Grantor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the US Collateral Agent, (b) any claim of any US Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement or dilution, where applicable, of any Patent, Trademark, Copyright or Trade Secret, now or hereafter owned by any US Grantor, or licensed under an IP Agreement or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any US Grantor, and (ii) past, present or future breach of any IP Agreement and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Registered Intellectual Property” shall have the meaning set forth in Section 3.2.
“Secured Debt Documents” shall mean, collectively, the Credit Documents, each Secured Cash Management Agreement entered into with a Cash Management Bank and each Secured Hedging Agreement entered into with a Hedge Bank.
“Security Interest” shall have the meaning assigned to such term in Section 2(a).
“Securities Account Control Agreement” shall mean an agreement among the US Collateral Agent, any US Grantor and the relevant securities intermediary, in form and substance reasonably satisfactory to the US Collateral Agent, granting control of such US Grantor’s Securities Accounts maintained with such securities intermediary.
“Subject Property” shall mean any contract, license, lease, agreement, instrument or other document to the extent that such grant of a security interest therein (1) is prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, such contract, license, lease, agreement, instrument or other document, or, in the case of any Investment Property or other securities, any applicable shareholder or similar agreement or (2) otherwise constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any US Grantor under such contract, license, lease, agreement, instrument or other document, except, in each case, to the extent that Applicable Law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law or purports to prohibit the granting of a security interest over all or a material portion of assets of any US Grantor; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other Applicable Law or principles of equity; provided, further, that the Security Interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any Proceeds of such Subject Property.
“Termination Date” shall mean the date on which all Obligations are paid in full in cash (other than Cash Management Obligations under Secured Cash Management Agreements, Hedging Obligations under Secured Hedging Agreements or contingent indemnification obligations not then due and payable) and the Total Revolving Credit Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been Cash Collateralized on terms set forth in Section 3.7 of the Credit Agreement following the termination of the Total Revolving Credit Commitments).

“Trademarks” shall mean (a) all United States registered trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, and all recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the United States Patent and Trademark Office and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.
“Trade Secrets” shall mean all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, created under and governed by U.S. law.
“US Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“US Grantor” shall have the meaning assigned to such term in the preamble hereto.
“US Guarantee” shall have the meaning assigned to such term in the recitals hereto.
“US Pledge Agreement” shall have the meaning assigned to the term “US Pledge Agreement” in the Credit Agreement.
“US Subsidiary Grantors” shall have the meaning assigned to such term in the preamble hereto.
“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a US Grantor, shall refer to such US Grantor’s Collateral or the relevant part thereof.
2. Grant of Security Interest.
(a) As security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each US Grantor hereby transfers, assigns and pledges to the US Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the US Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all of such US Grantor’s right, title and interest in (subject only to Permitted Liens) and to all of the following, whether now owned or anytime hereafter acquired or existing (collectively, the “Collateral”):
(i) all Accounts;
(ii) all cash;
(iii) all Chattel Paper;
(iv) all Commercial Tort Claims described in Schedule 3 to this Agreement;
(v) all Deposit Accounts;

(vi) all Documents;
(vii) all Equipment;
(viii) all Fixtures;
(ix) all General Intangibles;
(x) all Goods;
(xi) all Instruments;
(xii) all Patents, Trademarks, Copyrights and Trade Secrets;
(xiii) all Inventory;
(xiv) all Investment Property;
(xv) all letters of credit;
(xvi) all Letter-of-Credit Rights;
(xvii) all Money;
(xviii) all Securities Accounts;
(xix) all books and records pertaining to the Collateral; and
(xx) to the extent not otherwise included, all Supporting Obligations, Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing;
provided, however, that notwithstanding any other provision of this Agreement the Collateral shall not include any Excluded Assets.
(b) Each US Grantor hereby irrevocably authorizes the US Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment or continuation, including whether such US Grantor is an organization, the type of organization and any organizational identification number issued to such US Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such US Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each US Grantor agrees to provide such information to the US Collateral Agent promptly upon request.

Each US Grantor also ratifies any authorization previously given in writing to the US Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto or continuations thereof if filed prior to the date hereof.
The US Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notice of the Security Interests granted by each US Grantor hereunder, and naming any US Grantor or the US Grantors as debtors and the US Collateral Agent as secured party.
This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to the US Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any US Grantor.
The Security Interests created hereby are granted as security only and shall not subject the US Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any US Grantor with respect to or arising out of the Collateral.
3. Representations And Warranties.
Each US Grantor hereby represents and warrants to the US Collateral Agent and each Secured Party that:
3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the US Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, (b) the Note Liens, and (c) other Permitted Liens, such US Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. To the knowledge of such US Grantor, no action or proceeding seeking to limit, cancel or question the validity of such US Grantor’s ownership interest in the Collateral, that could reasonably be expected to result in a Material Adverse Effect, is pending or threatened. None of the US Grantors has filed or consented to the filing of any (x) security agreement, financing statement or analogous document under the Uniform Commercial Code or any other Applicable Laws covering any Collateral, (y) assignment for security in which any US Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (z) assignment for security in which any US Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (x), (y) and (z) above, such as have been filed in favor of the US Collateral Agent pursuant to this Agreement and the other Credit Documents or with respect to the Note Liens, in favor of the Notes Collateral Agent pursuant to the Senior Secured Notes Documents, or are filed in respect of Permitted Liens.
3.2. Intellectual Property.
(a) The Intellectual Property Collateral set forth on (i) Schedule 1 hereto is a true and correct list of all United States federal issued patents, pending patent applications, trademark registrations, pending trademark applications, copyright registrations (collectively, the “Registered Intellectual Property”), in each case, owned by a US Grantor in its name as of the date hereof, and indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, the identity of the current applicant or registered owner, and (ii) Schedule 2 hereto is a true and correct list of all IP Agreements which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year (other than non-exclusive license agreements or licenses of commercially available off-the-shelf software), in which a US Grantor is, as of the date hereof, the exclusive licensee of any United States patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part.
(c) Except as would not reasonably be expected to result in a Material Adverse Effect, to such US Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, or otherwise violates the Intellectual Property Collateral or the US Grantor’s rights in or use thereof.
(d) Except as would not reasonably be expected to result in a Material Adverse Effect, to such US Grantor’s knowledge, no breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such US Grantor in, any Intellectual Property Collateral: (i) the consummation of the transactions contemplated by any Credit Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.
3.3. Perfected Security Interests.
(a) Subject to the limitations set forth in clause (b) of this Section 3.3, the Security Interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the US Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, the filing of financing statements naming each US Grantor as “debtor” and the US Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) in the case of Instruments, Chattel Paper and Certificated Securities, the earlier of the delivery thereof to the US Collateral Agent and the filing of the financing statements referred to in clause (A), (C) in the case of Deposit Accounts, the execution of Deposit Account Control Agreements, (D) in the case of Securities Accounts, the execution of Securities Account Control Agreements, and/or (E) in the case of Intellectual Property Collateral, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 3 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) subject to the terms of the Intercreditor Agreement, are prior to all other Liens on the Collateral other than Permitted Liens having priority over the US Collateral Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
(b) Notwithstanding anything to the contrary herein, no US Grantor shall be required to perfect the Security Interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with United States’ governmental offices with respect to Registered Intellectual Property, (iii) in the case of Collateral that constitutes Deposit Accounts and Securities Accounts for which a Control Agreement is required pursuant to Section 9.16 of the Credit Agreement, execute Deposit Account Control Agreements and Securities Account Control Agreements, as applicable, (iv) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, in each case, to the extent included in the Collateral and if the value of any such Instrument, Negotiable Document, Certificated Security or Tangible Chattel Paper exceeds $5,000,000 (individually), delivery to the US Collateral Agent (or its non-fiduciary agent or designee) to be held in its possession in the United States, provided that in no event shall any Certificated Security of any Foreign Subsidiary be required to be delivered, (v) in the case of Collateral that consists of Letter-of-Credit Rights, taking the actions specified in Section 4.5 and (vi) in the case of Collateral that consists of Commercial Tort Claims, taking the actions specified in Section 4.6. No US Grantor shall be required to (x) enter into any security agreements governed under foreign law or (y) take any other actions in any foreign jurisdiction or required by foreign law to create any Security Interest in Collateral located or titled outside the United States or to perfect or make enforceable any Security Interest; provided that clauses (x) and (y) above shall not apply to any US Grantor that owns Capital Stock in any Canadian Subsidiary.

(c) It is understood and agreed that the Security Interests created hereby shall not prevent the US Grantors from using the Collateral in the ordinary course of their respective businesses or as otherwise permitted by the Credit Agreement.
(d) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (i) the exact legal name of each US Grantor and (ii) the jurisdiction of organization of each US Grantor) is correct and complete as of the Closing Date.
3.4. Accounts. No amount payable in excess of $5,000,000 to such US Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the US Collateral Agent, properly endorsed for transfer, to the extent delivery is required by the US Pledge Agreement.
4. Covenants.
Each US Grantor hereby covenants and agrees with the US Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Termination Date:
4.1. Maintenance of Perfected Security Interest; Further Documentation.
(a) Such US Grantor shall maintain the Security Interests created hereby as perfected security interests (subject to any Permitted Lien and the terms of the Intercreditor Agreement) and shall defend the Security Interests created hereby and the priority thereof against the claims and demands not expressly permitted by the Credit Agreement of all Persons whomsoever.
(b) Such US Grantor will furnish to the US Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such US Grantor and such other reports in connection therewith as the US Collateral Agent may reasonably request.
(c) Each US Grantor agrees that should it, after the date hereof, obtain an ownership interest in any Registered Intellectual Property that would, had it been owned on the date hereof, be considered a part of the Intellectual Property Collateral or should it become a party to any IP Agreement which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year, or any other subsequent fiscal year, that would, had such US Grantor been a party to it on the date hereof, be considered an Exclusive IP Agreement (“After-Acquired Intellectual Property Collateral”), such After-Acquired Intellectual Property Collateral shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto. In addition, such US Grantor shall, on each date that the Borrowers are required to deliver a certificate of an Authorized Officer to the US Administrative Agent pursuant to Section 9.1(e) of the Credit Agreement, execute and deliver to the US Collateral Agent agreements substantially in the form of Exhibits 2 and 3 hereto covering such After-Acquired Intellectual Property Collateral, with the agreement substantially in the form of Exhibit 3 hereto to be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in any such After-Acquired Intellectual Property Collateral which is United States Registered Intellectual Property.

(d) Subject to clause (e) below and Section 3.3(b), each US Grantor agrees that at any time and from time to time, at the expense of such US Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the US Collateral Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the US Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such US Grantor. Without limiting the generality of the foregoing, such US Grantor shall comply with Section 9.14 of the Credit Agreement.
(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such US Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary of any of the US Borrowers that is required by the Credit Agreement to become a party hereto, the relevant US Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.
4.2. Changes in Locations, Name, etc. Each US Grantor will furnish to the US Collateral Agent prompt written notice of any change in its (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure, or (iv) organizational identification number. Each US Grantor agrees to make all filings under the Uniform Commercial Code or otherwise that are required by Applicable Law in order for the US Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all of the Collateral (subject to Permitted Liens and the terms of the Intercreditor Agreement).
4.3. Notices.
(a) Each US Grantor will advise the US Collateral Agent, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby and the Note Liens and other Permitted Liens) on any of the Collateral which would adversely affect, in any material respect, the ability of the US Collateral Agent to exercise any of its remedies hereunder.
(b) Upon the occurrence and during the continuation of any Event of Default, and after written notice is delivered to the applicable US Grantor, all insurance payments in respect of any Equipment shall be paid to and applied by the US Collateral Agent as specified in Section 5.4.
4.4. Intellectual Property.
(a) With respect to each item of Intellectual Property Collateral owned by each US Grantor, each US Grantor agrees to take, at its expense, all commercially reasonable steps, including, as applicable, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application for registration, now or hereafter included in such Intellectual Property Collateral of such US Grantor, in each case, except to the extent such US Grantor determines in its reasonable business judgment that the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(b) Such US Grantor shall (and shall cause all its licensees to), in such US Grantor’s reasonable business judgment (i) (1) continue to use each Trademark included in the Intellectual Property Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends to the extent required by Applicable Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the US Collateral Agent shall obtain a perfected Security Interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public or (y) any portion of the Copyrights included in the Intellectual Property Collateral may become invalidated, otherwise impaired or fall into the public domain, except in each case to the extent failure to do any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.
(c) No US Grantor shall discontinue use of or otherwise abandon any owned Intellectual Property Collateral unless such US Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such US Grantor’s business, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d) In the event that any US Grantor becomes aware after the date hereof that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such US Grantor shall promptly notify the US Collateral Agent and take such actions, at its expense, as such US Grantor deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, if such US Grantor deems it necessary, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
(e) With respect to its United States Registered Intellectual Property owned by such US Grantor in its own name on the date hereof, each US Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit 3 hereto (an “Intellectual Property Security Agreement”), for recording the Security Interest granted hereunder to the US Collateral Agent in such United States Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
4.5. Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any US Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $5,000,000, which Letter-of-Credit Rights are not Supporting Obligations with respect to any Collateral in which the Security Interest is perfected, such US Grantor shall promptly notify the US Collateral Agent thereof and such US Grantor shall, at the request of the US Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the US Collateral Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to either (i) consent to the assignment of any Letter-of-Credit Rights to the US Collateral Agent or (ii) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default to an account as directed by the US Collateral Agent for application to the Obligations, in accordance with the provisions of the Credit Agreement.

4.6. Commercial Tort Claims. As of the date hereof, each US Grantor hereby represents and warrants that it holds no Commercial Tort Claim in excess of $5,000,000 other than those listed in Schedule 3 hereto. If any US Grantor shall at any time after the date hereof hold or acquire a new Commercial Tort Claim, such US Grantor shall, on each date that the Borrowers are required to deliver a certificate of an Authorized Officer to the US Administrative Agent pursuant to Section 9.1(e) of the Credit Agreement, execute and deliver to the US Collateral Agent agreements granting to the US Collateral Agent a Security Interest therein (subject to the terms of the Intercreditor Agreement) and in the Proceeds thereof, all upon the terms of this Agreement, with such agreement to be in form and substance reasonably satisfactory to the US Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of each such Commercial Tort Claim held by a US Grantor does not exceed $5,000,000 or to the extent such US Grantor shall have previously notified the US Collateral Agent with respect to any previously held or acquired Commercial Tort Claims.
5. Remedial Provisions.
5.1. Certain Matters Relating to Accounts.
(a) At any time after the occurrence and during the continuation of an Event of Default after written notice is delivered to the US Grantor, the US Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each US Grantor shall furnish all such assistance and information as the US Collateral Agent may reasonably require in connection with such test verifications. The US Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(b) The US Collateral Agent hereby authorizes each US Grantor to collect such US Grantor’s Accounts and the US Collateral Agent may curtail or terminate said authority at any time upon notice after the occurrence and during the continuation of an Event of Default. If required in writing by the US Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by any US Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such US Grantor in the exact form received, duly endorsed by such US Grantor to the US Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the US Collateral Agent, subject to withdrawal by the US Collateral Agent for the account of the Secured Parties only as provided in Section 5.4, and (ii) until so turned over, shall be held by such US Grantor in trust for the US Collateral Agent and the other Secured Parties, segregated from other funds of such US Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c) At the US Collateral Agent’s written request at any time after the occurrence and during the continuation of an Event of Default, each US Grantor shall deliver to the US Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.
(d) Upon the occurrence and during the continuation of an Event of Default, a US Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the US Collateral Agent shall have instructed the US Grantors in writing not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuation of such Event of Default.

5.2. Communications with Obligors; US Grantors Remain Liable.
(a) The US Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuation of an Event of Default, after giving reasonable written notice to the relevant US Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the US Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The US Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided, that the provisions of Section 13.16 of the Credit Agreement shall apply to such information.
(b) Upon the written request of the US Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, each US Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the US Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the US Collateral Agent and may enforce such US Grantor’s rights against such obligors.
(c) Anything herein to the contrary notwithstanding, each US Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the US Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the US Collateral Agent or any Secured Party of any payment relating thereto, nor shall the US Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any US Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3. Proceeds to be Turned Over To US Collateral Agent. In addition to the rights of the US Collateral Agent and the other Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the US Collateral Agent so requires by notice in writing to the relevant US Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the US Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any US Grantor consisting of cash, checks and other near-cash items shall be held by such US Grantor in trust for the US Collateral Agent and the other Secured Parties, segregated from other funds of such US Grantor, and shall, forthwith upon receipt by such US Grantor, be turned over to the US Collateral Agent in the exact form received by such US Grantor (duly endorsed by such US Grantor to the US Collateral Agent, if required). All Proceeds received by the US Collateral Agent hereunder shall be held by the US Collateral Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the US Collateral Agent. All Proceeds while held by the US Collateral Agent in a Collateral Account (or by such US Grantor in trust for the US Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds.
(a) Subject to the terms of the Intercreditor Agreement and except as expressly provided elsewhere in this Agreement or any other Credit Document, all proceeds received by the US Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:
(i) FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the US Collateral Agent and US Administrative Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement, the other Security Documents or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the US Collateral Agent hereunder or under any other Security Document on behalf of any US Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;
(ii) SECOND, to the Secured Parties, an amount equal to all US Obligations (other than Cash Management Obligations of a US Grantor under a Secured Cash Management Agreement and all Hedging Obligations of a US Grantor under each Secured Hedging Agreement) owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof;
(iii) THIRD, to the Secured Parties, an amount equal to all Canadian Obligations (other than Cash Management Obligations of a Canadian Grantor (as defined in the Canadian Security Agreement) under a Secured Cash Management Agreement and all Hedging Obligations of a Canadian Grantor under each Secured Hedging Agreement) owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof;
(iv) FOURTH, to the Secured Parties, an amount equal to all Cash Management Obligations under each Secured Cash Management Agreement and all Hedging Obligations under each Secured Hedging Agreement owing to them on the date of any such distribution, and, if such money shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and
(v) FIFTH, any surplus then remaining shall be paid to the US Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(b) Upon any sale of the Collateral by the US Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the US Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the US Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, subject to the terms of the Intercreditor Agreement, the US Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other Applicable Law or in equity and also may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the US Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The US Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the US Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any US Grantor, and each US Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The US Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by Applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the US Collateral Agent or such Secured Party may, subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a)(i) hereof and (y) the satisfaction of the Obligations in accordance with the priorities set forth in Section 5.4(a) hereof, pay the purchase price by crediting the amount thereof against the Obligations. Each US Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such US Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The US Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The US Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, each US Grantor hereby waives any claim against the US Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the US Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each US Grantor further agrees, at the US Collateral Agent’s request, to assemble the Collateral and make it available to the US Collateral Agent at places which the US Collateral Agent shall reasonably select, whether at such US Grantor’s premises or elsewhere. The US Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4 hereof. As an alternative to exercising the power of sale herein conferred upon it, the US Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.5 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.
5.6. Deficiency. Each US Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the US Collateral Agent or any Secured Party to collect such deficiency.

5.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each US Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any US Grantor and without notice to or further assent by any US Grantor, (a) any demand for payment of any of the Obligations made by the US Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the US Collateral Agent or any other Secured Party, (c) the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the US Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the US Collateral Agent nor any other Secured Party shall have any obligation to protect, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any US Grantor, the US Collateral Agent or any other Secured Party, may, but shall be under no obligation to, make a similar demand on any of the Borrowers or any other US Grantor, and any failure by the US Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any of the Borrowers or any other US Grantor or any release of any of the Borrowers or any other US Grantor shall not relieve any US Grantor in respect of which a demand or collection is not made or any US Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the US Collateral Agent or any other Secured Party against any US Grantor. For the purpose hereof “demand” shall include the commencement and continuance of any legal proceedings.
5.8. Conflict with Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Credit Agreement, the Credit Agreement shall prevail.
6. The US Collateral Agent.
6.1. US Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a) Each US Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuation of an Event of Default, the US Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such US Grantor and in the name of such US Grantor or otherwise, for the purpose of carrying out the terms of this Agreement and the other Credit Documents, to take any and all appropriate action and to execute any and all documents and instruments which the US Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and the other Credit Documents, and, without limiting the generality of the foregoing, each US Grantor hereby gives the US Collateral Agent the power and right, on behalf of such US Grantor, either in the US Collateral Agent’s name or in the name of such US Grantor or otherwise, without assent by such US Grantor, to do any or all of the following at the same time or at different times, in each case after the occurrence and during the continuation of an Event of Default and after written notice by the US Collateral Agent of its intent to do so, and in each case subject to the terms of the Intercreditor Agreement:
(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the US Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Patents, Trademarks or Copyrights, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the US Collateral Agent may reasonably request to evidence the US Collateral Agent’s and the Secured Parties’ Security Interest in such Patents, Trademarks or Copyrights and the goodwill and general intangibles of such US Grantor relating thereto or represented thereby;
(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral;
(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(v) obtain, pay and adjust insurance required to be maintained by such US Grantor or paid to the US Collateral Agent pursuant to the Credit Agreement;
(vi) send verifications of Accounts to any Person who is or who may become obligated to any US Grantor under, with respect to or on account of an Account;
(vii) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the US Collateral Agent or as the US Collateral Agent shall direct;
(viii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(ix) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
(x) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
(xi) defend any suit, action or proceeding brought against such US Grantor with respect to any Collateral (with such US Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such US Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the US Collateral Agent at law);
(xii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the US Collateral Agent may deem appropriate (with such US Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such US Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the US Collateral Agent at law);

(xiii) assign any Intellectual Property Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the US Collateral Agent shall in its reasonable business discretion determine; and
(xiv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the US Collateral Agent were the absolute owner thereof for all purposes, and do, at the US Collateral Agent’s option and such US Grantor’s expense, at any time, or from time to time, all acts and things that the US Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the US Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such US Grantor might do.
Anything in this Section 6.l(a) to the contrary notwithstanding, the US Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b) If any US Grantor fails to perform or comply with any of its agreements contained herein, the US Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c) The expenses of the US Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the US Collateral Agent to the date reimbursed by the relevant US Grantor, shall be payable by such US Grantor to the US Collateral Agent on demand.
(d) Each US Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
6.2. Duty of US Collateral Agent. The US Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the US Collateral Agent deals with similar property for its own account. The US Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the US Collateral Agent accords its own property. Neither the US Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any US Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the US Collateral Agent and the other Secured Parties hereunder are solely to protect the US Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the US Collateral Agent or any other Secured Party to exercise any such powers. The US Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any US Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of US Collateral Agent. Each US Grantor acknowledges that the rights and responsibilities of the US Collateral Agent under this Agreement with respect to any action taken by the US Collateral Agent or the exercise or non-exercise by the US Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the US Collateral Agent and the US Grantors, the US Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no US Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.4. Security Interest Absolute. All rights of the US Collateral Agent hereunder, the Security Interests created hereby and all obligations of the US Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any US Grantor in respect of the Obligations or this Agreement.
6.5. Continuing Security Interest; Assignments Under the Secured Debt Documents; Release.
(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each US Grantor and the successors and assigns thereof and shall inure to the benefit of the US Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date.
(b) (i) A US Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such US Subsidiary Grantor created hereby shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such US Subsidiary Grantor ceases to be a Restricted Subsidiary of the Company or otherwise becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise, and (ii) Holdings (or the previous New Holdings, as the case may be) shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of Holdings (or the previous New Holdings, as the case may be) created hereby shall be automatically released in accordance with the formation or acquisition of a New Holdings that satisfies the conditions set forth in the Credit Agreement.
(c) The Security Interests in Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby (i) upon any Disposition by any US Grantor of any Collateral that is permitted under the Credit Agreement (other than to the Company or any US Subsidiary Grantor), (ii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iii) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (iv) as required by the US Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the US Collateral Agent pursuant to this Agreement or any of the other Security Documents and (v) as required by the Intercreditor Agreement.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the US Collateral Agent shall execute and deliver to any US Grantor, at such US Grantor’s expense, all documents that such US Grantor shall reasonably request to evidence such termination or release; provided, however, that with respect to the release of any item of Collateral pursuant to Section 6.5(c)(i) in connection with any request of evidence of termination or release made of the US Collateral Agent, the US Collateral Agent may request that the US Grantor deliver a certificate of an Authorized Officer to the effect that the sale or transfer transaction is in compliance with the Credit Documents and as to such other matters as the US Collateral Agent may request. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the US Collateral Agent.
6.6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the US Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers or any other US Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Borrowers or any other US Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
7. Miscellaneous.
7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected US Grantor and the US Collateral Agent in accordance with Section 13.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1 and Exhibit 2, respectively, in each case duly executed by each US Grantor directly affected thereby.
7.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any US Subsidiary Grantor shall be given to it in care of the Company at the Company’s addresses set forth in Section 13.2 of the Credit Agreement.
7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the US Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the US Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the US Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the US Collateral Agent or such other Secured Party would otherwise have on any other occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4. Enforcement Expenses; Indemnification.
(a) Each US Grantor agrees to pay any and all reasonable and documented expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such US Grantor under this Agreement to the extent any of the Borrowers would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(b) Each US Grantor agrees to pay, and to hold the US Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent any of the Borrowers would be required to do so pursuant to Section 13.5 of the Credit Agreement.
(c) Without limitation of its indemnification obligations under the other Credit Documents, each US Grantor agrees to pay, and to hold the US Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any of the Borrowers would be required to do so pursuant to Section 13.5 of the Credit Agreement.
(d) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The agreements in this Section 7.4 shall survive termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document or any investigation made by or on behalf of the US Collateral Agent or any other Secured Party. All amounts due under this Section 7.4 shall be payable on written demand therefor.
7.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no US Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the US Collateral Agent, except pursuant to a transaction expressly permitted by the Credit Agreement.
7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif’)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the US Collateral Agent and the Company.
7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9. Integration. This Agreement represents the agreement of each of the US Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the US Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.
7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.11. Submission To Jurisdiction Waivers. Each US Grantor hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such US Grantor at its address referred to in Section 7.2 or at such other address of which the US Collateral Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right of the US Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by Applicable Law or shall limit the right of the US Collateral Agent or any other Secured Party to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.
7.12. Acknowledgments. Each US Grantor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
(b) neither the US Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any US Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the US Grantors, on the one hand, and the US Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the US Grantors and the Secured Parties; and
(d) upon any Event of Default, the US Collateral Agent may proceed without notice against any US Grantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other US Grantor or any other Collateral and without first joining any other US Grantor in any proceeding.
7.13. Additional US Grantors. Each Subsidiary of the US Borrowers that is required to become a party to this Agreement pursuant to Section 9.10 of the Credit Agreement and the terms hereof shall become a US Grantor, with the same force and effect as if originally named as a US Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Exhibit 1 hereto. The execution and delivery of any instrument adding an additional US Grantor as a party to this Agreement shall not require the consent of any other US Grantor hereunder. The rights and obligations of each US Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new US Grantor as a party to this Agreement.
7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
7.15. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, this Agreement, the Liens and Security Interests granted to the US Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the US Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Notes Priority Collateral and Note Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Notes Priority Collateral and Note Liens, the provisions of the Intercreditor Agreement shall prevail.
7.16. Obligations of US Grantors. Notwithstanding anything herein to the contrary, prior to the Discharge of Notes Obligations (as defined in the Intercreditor Agreement), so long as the Notes Collateral Agent pursuant to the Senior Secured Notes Documents is acting as bailee and non-fiduciary agent for perfection on behalf of the US Collateral Agent pursuant to the terms of the Intercreditor Agreement, any obligation of any US Grantor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) (a)(i) delivery of Collateral to, or the possession or control of Collateral with, the US Collateral Agent shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or control of Collateral is with, the Notes Collateral Agent pursuant to the Senior Secured Notes Documents or (ii) other than with respect to any releases of Liens on any Collateral, the consent of the US Collateral Agent regarding Notes Priority Collateral shall not be unreasonably withheld or delayed to the extent the Notes Collateral Agent has given such consent and (b) subject to Section 8(a)(i) of the Pledge Agreement, the provision of voting rights in connection with Notes Priority Collateral to the US Collateral Agent shall be deemed to be satisfied if such US Grantor complies with the requirements of the Senior Secured Notes Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CAREY INTERMEDIATE HOLDINGS CORP., as a US Grantor
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[ABL US Security Agreement]

ASSOCIATED MATERIALS, LLC, as a US Grantor,
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[ABL US Security Agreement]

GENTEK HOLDINGS, LLC, as a US Grantor,
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[ABL US Security Agreement]

GENTEK BUILDING PRODUCTS, INC., as a US Grantor,
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[ABL US Security Agreement]

CAREY NEW FINANCE, INC., as a US Grantor,
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[ABL US Security Agreement]

UBS AG, STAMFORD BRANCH, as Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services. US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services. US
[US Security Agreement]

ANNEX A TO THE
US SECURITY AGREEMENT
US SUBSIDIARY GRANTORS
US Subsidiary Grantors
GENTEK HOLDINGS, LLC
GENTEK BUILDING PRODUCTS, INC.
CAREY NEW FINANCE, INC.
Notice Address for All US Grantors
Phone: [    ]
Facsimile: [    ]
Attention: [     ]

SCHEDULE 1 TO THE
US SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number
B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Patent Title	No.	No.
C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Trademark Title	No.	No.

SCHEDULE 2 TO THE
US SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

SCHEDULE 3 TO THE
US SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

EXHIBIT 1 TO THE
US SECURITY AGREEMENT
SUPPLEMENT NO. [_____], dated as of [                    ] (this “Supplement”), to the US SECURITY AGREEMENT, dated as of October 13, 2010 (the “US Security Agreement”), among CAREY INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “US Subsidiary Grantor” and, collectively, the “US Subsidiary Grantors”; and, together with Holdings and the Company, collectively, the “US Grantors”), and UBS AG, STAMFORD BRANCH, as US collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “US Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the US Security Agreement.
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Section 7.13 of the US Security Agreement provides that each Domestic Subsidiary of any of the US Borrowers that is required to become a party to the US Security Agreement pursuant to Section 9.10 of the Credit Agreement and the terms hereof shall become a US Grantor, with the same force and effect as if originally named as a US Grantor therein, for all purposes of the US Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned US Guarantor (each, a “New US Grantor”) is executing this Supplement in accordance with the requirements of the US Security Agreement to become a US Grantor under the US Security Agreement as consideration for the Obligations.
Accordingly, the US Collateral Agent and the New US Grantors agree as follows:
SECTION 1. In accordance with Section 7.13 of the US Security Agreement, each New US Grantor by its signature below becomes a US Grantor under the US Security Agreement with the same force and effect as if originally named therein as a US Grantor and each New US Grantor hereby (a) agrees to all the terms and provisions of the US Security Agreement applicable to it as a US Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a US Grantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New US Grantor, as security for the payment and performance in full of the Obligations, does hereby assign, pledge, mortgage and hypothecate to the US Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the US Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New US Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “US Grantor” in the US Security Agreement shall be deemed to include each New US Grantor. The US Security Agreement is hereby incorporated herein by reference.
SECTION 2. Each New US Grantor represents and warrants to the US Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors’ rights generally and subject to general principles of equity (whether considered in a proceeding in equity or law).

1-1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the US Collateral Agent and the Company. This Supplement shall become effective as to each New US Grantor when the US Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New US Grantor and the US Collateral Agent.
SECTION 4. Such New US Grantor hereby represents and warrants that (a) set forth on Schedule A attached hereto is (i) the legal name of such New US Grantor, (ii) the jurisdiction of incorporation or organization of such New US Grantor, (iii) the identity or type of organization or corporate structure of such New US Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New US Grantor and (b) as of the date hereof (i) Schedule B hereto sets forth all of the Registered Intellectual Property owned by such New Grantor in its name, and indicates for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner, (ii) Schedule C hereto sets forth all Exclusive IP Agreements of such New Grantor and (iii) Schedule D sets forth all Commercial Tort Claims in excess of $5,000,000 held by such New Grantor.
SECTION 5. Except as expressly supplemented hereby, the US Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the US Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New US Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 9. Each New US Grantor agrees to reimburse the US Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the US Collateral Agent.

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IN WITNESS WHEREOF, each New US Grantor and the US Collateral Agent have duly executed this Supplement to the US Security Agreement as of the day and year first above written.

[NEW US GRANTOR(S)],
By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as US Collateral Agent
By:
Name:
Title:

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SCHEDULE A
TO SUPPLEMENT NO. __ TO THE
US SECURITY AGREEMENT
CORPORATE INFORMATION

Federal Taxpayer
	Jurisdiction of		Identification Number
	Incorporation or	Type of Organization or	and Organizational
Legal Name	Organization	Corporate Structure	Identification Number

2-4

SCHEDULE B
TO SUPPLEMENT NO. ___ TO THE
US SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number
B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Patent Title	No.	No.
C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Trademark Title	No.	No.

2-5

SCHEDULE C
TO SUPPLEMENT NO. ___ TO THE
US SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

2-6

SCHEDULE D
TO SUPPLEMENT NO. ___ TO THE
US SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

1-1

EXHIBIT 2 TO THE
US SECURITY AGREEMENT
SUPPLEMENT NO. [_____], dated as of [                    ] (this “Supplement”), to the US SECURITY AGREEMENT, dated as of October 13, 2010 (the “US Security Agreement”), among CAREY INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “US Subsidiary Grantor” and, collectively, the “US Subsidiary Grantors”; and, together with Holdings and the Company, collectively, the “US Grantors”), and UBS AG, STAMFORD BRANCH, as US collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “US Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the US Security Agreement.
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 4.1(c) of the US Security Agreement, each US Grantor has agreed to deliver to the US Collateral Agent a written supplement substantially in the form of Exhibit 2 thereto with respect to any After-Acquired Intellectual Property Collateral. The US Grantors have identified the additional After-Acquired Intellectual Property Collateral acquired by such US Grantors after the date of the US Security Agreement set forth on Schedules I and II hereto (collectively, the “Additional Collateral”).
Accordingly, the US Collateral Agent and the US Grantors agree as follows:
SECTION 1. Schedules 1 and 2 of the US Security Agreement are hereby supplemented, as applicable, by the information set forth in Schedules I and II hereto.
SECTION 2. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the US Collateral Agent and the Company. This Supplement shall become effective as to each US Grantor when the US Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such US Grantor and the US Collateral Agent.
SECTION 3. Except as expressly supplemented hereby, the US Security Agreement shall remain in full force and effect.
SECTION 4. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 5. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the US Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2-1

SECTION 6. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each US Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 7. Each US Grantor agrees to reimburse the US Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the US Collateral Agent.

2-2

IN WITNESS WHEREOF, each US Grantor and the US Collateral Agent have duly executed this Supplement to the US Security Agreement as of the day and year first above written.

[US GRANTORS],
By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as US Collateral Agent
By:
Name:
Title:

2-3

SCHEDULE I
TO SUPPLEMENT NO. ___ TO THE
US SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number
B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Patent Title	No.	No.
C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

		Registration	Application
Registered Owner/Grantor	Trademark Title	No.	No.

2-4

SCHEDULE II
TO SUPPLEMENT NO. ___ TO THE
US SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

2-5

EXHIBIT 3 TO THE
US SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “IP Security Agreement”), dated as of [                    ], 20[_], among the Person listed on the signature pages hereof (the “US Grantor”), and UBS AG, STAMFORD BRANCH, as US collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “US Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the US SECURITY AGREEMENT, dated as of October 13, 2010 (the “US Security Agreement”), among CAREY INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), and each of the subsidiaries of the Company listed on Annex A thereto (each such subsidiary, individually, a “US Subsidiary Grantor” and, collectively, the “US Subsidiary Grantors”; and, together with Holdings and the Company, collectively, the “US Grantors”), and the US Collateral Agent.
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 4.4(e) of the US Security Agreement, US Grantor has agreed to execute or otherwise authenticate this IP Security Agreement for recording the Security Interest granted under the US Security Agreement to the US Collateral Agent in such US Grantor’s United States Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.
Accordingly, the US Collateral Agent and US Grantor agree as follows:
SECTION 1. Grant of Security. The US Grantor hereby grants to the US Collateral Agent for the benefit of the Secured Parties a Security Interest in all of such US Grantor’s right, title and interest in and to the [United States Trademark registrations and applications] [United States Patent registrations and applications] [United States Copyright registrations and applications] set forth in Schedule A hereto (collectively, the “Collateral”).
SECTION 2. Security for Obligations. The grant of a Security Interest in the Collateral by US Grantor under this IP Security Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to the US Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving US Grantor.
SECTION 3. Recordation. US Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental officer located in the United States record this IP Security Agreement.
SECTION 4. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the US Security Agreement. US Grantor does hereby acknowledge and confirm that the grant of the Security Interest hereunder to, and the rights and remedies of, the US Collateral Agent with respect to the Collateral are more fully set forth in the US Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the US Security Agreement, the terms of the US Security Agreement shall govern.

3-1

SECTION 5. Counterparts. This IP Security Agreement may be executed by one or more of the parties to this IP Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 6. GOVERNING LAW. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Severability. Any provision of this IP Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the US Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to US Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 9. Expenses. US Grantor agrees to reimburse the US Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this IP Security Agreement, including the reasonable and documented fees, other charges and disbursements of counsel for the US Collateral Agent.

3-2

IN WITNESS WHEREOF, US Grantor and the US Collateral Agent have duly executed this IP Security Agreement as of the day and year first above written.

[NAME OF US GRANTOR],
By:
Name:
Title:

UBS AG, STAMFORD BRANCH as US Collateral Agent
By:
Name:
Title:

3-3

SCHEDULE A TO THE
INTELLECTUAL PROPERTY
SECURITY AGREEMENT
UNITED STATES TRADEMARKS/UNITED STATES PATENTS/
UNITED STATES COPYRIGHTS]

3-4

SCHEDULE 1 TO THE
US SECURITY AGREEMENT
UNITED STATES REGISTERED INTELLECTUAL PROPERTY
A. UNITED STATES COPYRIGHT REGISTRATIONS
None
B. UNITED STATES PATENTS AND PATENT APPLICATIONS

		Issue/Filing
Title	Patent/Applic. No	Date	Record Owner

U.S. Issued Patents

Siding Panel with Interlocking Projection	5,775,042	7/7/1998	Associated Materials, LLC

Interlocking Siding Panel	5,878,543	3/9/ 1999	Associated Materials, LLC

Splicing Member for Siding Panels	6,050,041	4/18/2000	Associated Materials, LLC

Clip for Siding Panels	6,367,220	4/9/2002	Associated Materials, LLC

Splicing Member for Siding Panels	6,393,792	5/28/2002	Associated Materials, LLC

Siding Panel with Insulated Backing Panel	7,188,454	3/13/2007	Associated Materials, LLC

Siding Panel with Insulated Backing Panel	7,040,067	5/9/2006	Associated Materials, LLC

Splicer for Siding Panel Assembly	7,478,507	1/20/2009	Associated Materials, LLC

Modular fencing components	5,421,556	6/6/1995	Associated Materials, LLC

Vinyl door panel section	5,445,208	8/29/1995	Gentek Building Products, Inc.

Interlocking panel and method of making the same	5,661,939	9/2/1997	Gentek Building Products, Inc.

		Issue/Filing
Title	Patent/Applic. No	Date	Record Owner

Plastic covered articles for railings and a method of making the same	5,759,660	6/2/1998	Gentek Building Products, Inc.

Tubular fencing components formed from plastic sheet material	5,899,239	5/41999	Associated Materials, LLC

Fencing system with partial wrap components and tongue and groove board substitute	6,311,955	11/6/2001	Associated Materials, LLC

Post structure	5,704,188	1/6/1998	Associated Materials, LLC

Interlocking panel with channel nailing hem	6,370,832	4/16/2002	Associated Materials, LLC

Cap for tubular construction components and connector	6,804,921	10/19/2004	Associated Materials, LLC

Method for extruding plastic with accent color pattern	5,387,381	3/7/1995	Gentek Building Products, Inc.

U.S. Patent Applications

Siding Panel with Insulated Backing Panel	11/462,477	9/29/2006	Associated Materials, LLC

Siding Panel Assembly with Splicing Member and Insulating Panel	12/056,731	3/27/2008	Associated Materials, LLC

Siding Panel Formed of Polymer and Wood Flour	12/414,746	3/31/2009	Associated Materials, LLC

U.S. Design Patents

Siding Element	D603,067	10/27/2009	Associated Materials, LLC

Siding Element	D603,068	10/27/2009	Associated Materials, LLC

Siding Element	D603,069	10/27/2009	Associated Materials, LLC Materials, LLC
C. UNITED STATES REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS
See Attached

SCHEDULE 2 TO THE
US SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS
License agreement between Acuity Management, Inc. (Licensor) and Gentek Building Products, Inc. (Licensee) dated January 1st, 1998, as extended in a License Agreement Extension (not dated), for use of the Revere Marks.

SCHEDULE 3 TO THE
US SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS
None

Attachment to Schedule 1(C)
ASSOCIATED MATERIALS, LLC D/B/A ALSIDE
U.S. Trademark Registrations & Applications

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
ALSIDE	Associated Materials, LLC	73/484,883	6/13/1984	1,361,396	9/24/1985
ALSIDE	Associated Materials, LLC	73/484,991	6/13/1984	1,374,768	12/10/1985
ALSIDE — YOUR FRIEND IN THE BUSINESS	Associated Materials, LLC	78/382,430	3/11/2004	3,124,384	8/1/2006
ALSIDE (stylized)	Associated Materials, LLC	73/484,956	6/13/1984	1,362,890	10/1/1985
ALSIDE (stylized)	Associated Materials, LLC	73/459,005	12/29/1983	1,326,987	3/26/1985
ALSIDE (stylized)	Associated Materials, LLC	73/484,971	6/13/1984	1,366,665	10/22/1985
AMHERST	Associated Materials, LLC	78/326,261	11/11/2003	2,982,062	8/2/2005
ARCHITECTURAL CLASSICS	Associated Materials, LLC	78/378,657	3/4/2004	2,959,666	6/7/2005
ARCHITECTURAL SCALLOPS	Associated Materials, LLC	78/122,394	4/17/2002	2,769,198	9/30/2003
BARRIER XP	Associated Materials, LLC	78/342,765	12/18/2003	3,036,616	12/27/2005
BECAUSE LIFE IS FOR LIVING	Associated Materials, LLC	78/306,666	9/29/2003	2,929,845	3/1/2005

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
BOARD & BATTEN	Associated Materials, LLC	78/180,101	10/30/2002	2,808,598	1/27/2004
BRADENTON PREMIERE	Associated Materials, LLC	77/771,432	6/30/2009
BRIAR-CUT 2000	Associated Materials, LLC	73/484,170	6/8/1984	1,362,889	10/1/1985
BROOKWOOD	Associated Materials, LLC	78/849,340	3/29/2006	3,541,971	12/2/2008
CENTERLOCK	Associated Materials, LLC	78/138,973	6/26/2002	2,741,918	7/29/2003
CENTERLOCK ENERGY CHOICE	Associated Materials, LLC	78/855,572	4/6/2006	3,244,340	5/22/2007
CENTURION	Associated Materials, LLC	78/784,923	1/4/2006	3,244,126	5/22/2007
CHARTER OAK	Associated Materials, LLC	78/127,536	5/9/2002	2,764,215	9/16/2003
CHARTER OAK ENERGY ELITE	Associated Materials, LLC	78/370,408	2/19/2004	2,999,175	9/20/2005
CHROMATRUE	Associated Materials, LLC	77/616,746	11/18/2008	3,755,833	3/2/2010
CLIMASHIELD	Associated Materials, LLC	76/261,919	5/25/2005	2,696,468	3/11/2003
CLIMATECH	Associated Materials, LLC	75/731,557	6/16/1999	2,420,765	1/16/2001
COLORCONNECT	Associated Materials, LLC	78/111,492	2/27/2002	2,775,465	10/21/2003
CONQUEST	Associated Materials, LLC	75/171,036	9/24/1996	2,126,899	1/6/1998
COVENTRY BY ALSIDE	Associated Materials, LLC	77/342,506	12/3/2007	3,577,573	2/17/2009
CYPRESS CREEK	Associated Materials, LLC	77/035,114	11/2/2006	3,540,750	12/2/2008

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
ENERGYINTEL	Associated Materials, LLC	77/962,486	3/18/2010
ENERGYMAXX	Associated Materials, LLC	78/308,550	10/2/2003	2,958,504	5/31/2005
ETERNA DECK	Associated Materials, LLC	78/130,856	5/23/2002	2,875,556	8/17/2004
ETERNAFENCE	Associated Materials, LLC	78/263,726	6/18/2003	3,060,897	2/21/2006
ETERNAWELD	Associated Materials, LLC	78/453,460	7/20/2004	3,133,969	8/22/2006
EVERRAIL	Associated Materials, LLC	78/593,059	3/23/2005	3,129,028	8/15/2006
EXCALIBUR	Associated Materials, LLC	75/326,044	7/17/1997	2,189,267	9/15/1998
EXCELLENCE SERIES 62	Associated Materials, LLC	77/829,107	9/17/2009
EXTERIOR ACCENTS	Associated Materials, LLC	78/482,503	9/13/2004	3,003,107	9/27/2005
FAIRHAVEN SOUND	Associated Materials, LLC	78/482,510	9/13/2004	3,136,821	8/29/2006
FIRST IMPRESSIONS	Associated Materials, LLC	78/957,791	8/22/2006
FIRST IMPRESSIONS BY ALSIDE	Associated Materials, LLC	77/115,924	2/26/2007
FIRST ON AMERICA’S HOMES	Associated Materials, LLC	73/484,972	6/13/1984	1,361,397	9/24/1985
FIRST ON AMERICA’S HOMES	Associated Materials, LLC	73/484,992	6/13/1984	1,372,534	11/26/1985
FRAMEWORKS	Associated Materials, LLC	77/964,647	3/22/2010
GALLERY	Associated Materials, LLC	76/135,518	9/26/2000	2,901,919	11/9/2004

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
GALLERY	Associated Materials, LLC	78/472,644	8/24/2004	3,518,129	10/14/2008
GENEVA	Associated Materials, LLC	78/180,107	10/30/2002	2,808,599	1/27/2004
GREENBRIAR	Associated Materials, LLC	78/766,612	12/5/2005	3,250,778	6/12/2007
GREENBRIAR IV	Associated Materials, LLC	74/638,721	2/27/1995	1,945,878	1/2/1996
HARBOR POINTE	Associated Materials, LLC	78/337,637	12/8/2003	3,165,962	10/31/2006
HOMERUN	Associated Materials, LLC	78/116,147	3/20/2002	2,754,487	8/19/2003
ILLUMINATIONS	Associated Materials, LLC	77/771,447	6/30/2009
ISS INSTALLED SALES SOLUTIONS	Associated Materials, LLC	78/855,546	4/6/2006	3,208,465	2/13/2007
LIFEWALL	Associated Materials, LLC	74/231,382	12/17/1991	1,715,783	9/15/1992
LUMINA LX	Associated Materials, LLC	77/829,123	9/17/2009
MERIDIAN	Associated Materials, LLC	77/079,156	1/9/2007	3,485,609	8/12/2008
NEXTSALE NEIGHBORHOOD MARKETING PROGRAM	Associated Materials, LLC	78/440,921	6/24/2004	3,020,158	11/29/2005
ODYSSEY	Associated Materials, LLC	73/588,837	3/19/1986	1,415,900	11/4/1986
ODYSSEY PLUS	Associated Materials, LLC	78/230,631	3/27/2003	3,188,626	12/26/2006
PELICAN BAY	Associated Materials, LLC	78/154,478	8/15/2002	2,801,477	12/30/2003

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
PLATINUM SERIES INSULATION	Associated Materials, LLC	78/263,725	6/18/2003	3,032,834	12/20/2005
POLYMER P-5000	Associated Materials, LLC	73/531,032	4/8/1985	1,373,253	12/3/1985
PRESERVATION	Associated Materials, LLC	78/236,214	4/10/2003	3,340,790	11/20/2007
PRESERVATION	Associated Materials, LLC	76/203,105	2/1/2001	2,589,831	7/2/2002
PRODIGY	Associated Materials, LLC	78/368,625	2/16/2004	2,979,824	7/26/2005
REVOLUTION	Associated Materials, LLC	78/094,307	11/20/2001	3,074,152	3/28/2006
REVOLUTION BY ALSIDE	Associated Materials, LLC	78/094,312	11/20/2001	3,074,153	3/28/2006
SADDLEWOOD SUPREME	Associated Materials, LLC	74/154,428	4/5/1991	1,704,109	7/28/1992
SATINWOOD	Associated Materials, LLC	73/484,168	6/8/1984	1,376,459	12/17/1985
SAW-KERF	Associated Materials, LLC	72/431,946	8/7/1972	973,218	11/20/1973
SEQUOIA	Associated Materials, LLC	78/326,268	11/11/2003	2,982,063	8/2/2005
SHEFFIELD	Associated Materials, LLC	78/116,496	3/21/2002	2,785,031	11/18/2003
SIGNATURE	Associated Materials, LLC	78/326,273	11/11/2003	2,982,064	8/2/2005
SOLARTHERM	Associated Materials, LLC	77/203,960	6/12/2007	3,525,079	10/28/2008
SOLARZONE	Associated Materials, LLC	78/138,955	6/26/2002	2,805,812	1/13/2004
SUPER STEEL SIDING	Associated Materials, LLC	74/156,139	4/11/1991	1,698,757	7/7/1992

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
THE ARCHITECTURAL COLOR COLLECTION	Associated Materials, LLC	78/099,211	12/19/2001	2,861,761	7/6/2004
THE CENTURY SERIES	Associated Materials, LLC	73/686,309	9/25/1987	1,494,265	6/28/1988
THE DESIGNER’S SELECTION	Associated Materials, LLC	73/354,368	3/12/1982	1,242,108	6/14/1983
THE NATURE OF SIDING	Associated Materials, LLC	78/717,747	9/21/2005	3,538,704	11/25/2008
THE ULTIMATE FENCE	Associated Materials, LLC	74/411,794	7/13/1993	1,914,954	8/29/1995
TRI-BEAM	Associated Materials, LLC	85/068,313	6/22/2010
TRIMWORKS	Associated Materials, LLC	78/121,757	4/15/2002	2,702,687	4/1/2003
ULTRABEAM	Associated Materials, LLC	76/261,918	5/25/2001	3,194,733	1/2/2007
ULTRAGUARD	Associated Materials, LLC	74/326,518	10/29/1992	1,803,751	11/9/1993
ULTRAMAXX	Associated Materials, LLC	74/107,251	10/19/1990	1,699,824	7/7/1992
VISTAVIEW	Associated Materials, LLC	77/462,060	4/30/2008	3671624	8/25/2009

Mark	Current Owner	Serial No.	Filing Date	Reg. No.	Reg. Date
VYNASOL	Associated Materials, LLC	73/484,174	6/8/1984	1,375,459	12/17/1985
WESTBRIDGE	Associated Materials, LLC	78/138,944	6/26/2002	2,793,070	12/9/2003
WILLIAMSPORT	Associated Materials, LLC	74/059,475	5/16/1990	1,656,826	9/10/1991
WINDOWEXPRESS	Associated Materials, LLC	77/237,478	7/24/2007	3,526,021	10/28/2008

GENTEK BUILDING PRODUCTS, INC.
U.S. Trademark Registrations & Applications

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
5 Chevron Design	Gentek Building	75311151	6-18-97
	Products, Inc.	2182235	8-18-98
ADVANTAGE	Gentek Building	73813522	7-19-89
	Products, Inc.	1593047	4-24-90
ADVANTAGE	Gentek Building	73636555	1-15-87
	Products, Inc.	1503931	9-13-88
AMHERST	Gentek Building	76425066	6-25-02
	Products, Inc.	2706936	4-15-03
BLUEPRINT SERIES	Gentek Building	78368665	2-16-04
	Products, Inc.	3005066	10-4-05
CEDARWOOD	Gentek Building	73439485	8-15-83
	Products, Inc.	1309643	12-18-84
CEDARWOOD	Gentek Building	73573853	12-16-85
	Products, Inc.	1403757	8-5-86

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
CHEVRON CHECK DESIGN	Gentek Building	75922587	2-16-00
	Products, Inc.	2426917	2-6-01
COLOR CLEAR THROUGH	Gentek Building	75608038	12-18-88
	Products, Inc.	2515846	12-4-01
COLOR CLEAR THROUGH (Divisional)	Gentek Building	75980482	12-18-98
	Products, Inc.	2539266	2-19-02
CONCORD	Gentek Building	76422216	6-18-02
	Products, Inc.	2709166	4-22-03
DEALER OF DISTINCTION	Gentek Building	77022898	10-17-06
	Products, Inc.	3627447	5-26-09
DRIFTWOOD	Gentek Building	73354281	3-12-82
	Products, Inc.	1231131	3-15-83
DRIFTWOOD	Gentek Building	76441508	8-19-02
	Products, Inc.	2728990	6-24-03

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
ENERGYLOGIX	Gentek Building	77925967	2-2-10
	Products, Inc.
ENFUSION	Gentek Building	77927257	2-3-10
	Products, Inc.
ESSEX SERIES	Gentek Building	78490624	9-28-04
	Products, Inc.	3136858	8-29-06
FAIR OAKS	Gentek Building	76425065	6-25-02
	Products, Inc.	2706935	4-15-03
FAIRWEATHER	Gentek Building	75314281	6-24-97
	Products, Inc.	2178369	8-4-98
GENTEK	Gentek Building	75921141	2-16-00
	Products, Inc.	2419250	1-9-01
GENTEK & Design	Gentek Building	75310736	6-18-97
	Products, Inc.	2182231	8-18-98

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
GENTEK & Design	Gentek Building	75920926	2-16-00
	Products, Inc.	2421398	1-16-01
GENTEK BUILDER SERIES	Gentek Building	78374795	2-26-04
	Products, Inc.	3133823	8-22-06
GENTEK MY DESIGN HOME STUDIO & logo	Gentek Building	77648571	1-13-09
	Products, Inc.
OMNIRAIL	Gentek Building	78585464	3-11-05
	Products, Inc.	3134312	8-22-06
OXFORD	Gentek Building	75314277	6-24-97
	Products, Inc.	2176755	7-28-98
PORTFOLIO	Gentek Building	78522608	11-24-04
	Products, Inc.	3496994	9-2-08
PROCLAD	Gentek Building	78577644	3-1-05
	Products, Inc.	3308415	10-9-07
REVERE My Design Home Studio & Logo	Gentek Building	77648599	1-13-09
	Products, Inc.

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
SEQUOIA SELECT	Gentek Building	76446200	8-30-02
	Products, Inc.	2734559	7-8-03
SEQUOIA SELECT & Design	Gentek Building	77613594	11-13-08
	Products, Inc.	3672099	8-25-09
SIGNATURE	Gentek Building	74342489	12-21-92
	Products, Inc.	1788166	8-17-93
SIGNATURE SUPREME	Gentek Building	74548203	7-11-94
	Products, Inc.	1942268	12-19-95
SOVEREIGN	Gentek Building	77110793	02-19-07
	Products, Inc.	3585207	3-10-09
SOVEREIGN SELECT	Gentek Building	77110803	02-19-07
	Products, Inc.	3585208	3-10-09
SOVEREIGN SELECT ENERGY ADVANTAGE	Gentek Building	77921616	1-27-10
	Products, Inc.

			Filing/
	Current	Serial/	Reg.
Mark	Owner	Reg. #	Date
SOVEREIGN SELECT ENERGYSMART	Gentek Building	77870231	11-11-09
	Products, Inc.
STEELSIDE	Gentek Building	74070483	6-18-90
	Products, Inc.	1685992	5-12-92
TAPESTRY	Gentek Building	78618262	04-27-05
	Products, Inc.	3529074	11-4-08
TRILOGY	Gentek Building	77937960	2-17-09
	Products, Inc.
TRIMESSENTIALS BY GENTEK	Gentek Building	78439074	6-22-04
	Products, Inc.	3163566	10-24-06
TRIMESSENTIALS BY REVERE	Gentek Building	78439083	6-22-04
	Products, Inc.	3143105	9-12-06